                                                                   Exhibit 10.36

                               APACHE CORPORATION

                         EXECUTIVE RESTRICTED STOCK PLAN

     Amended and Restated December 14, 2005, Effective as of January 1, 2005

                             SECTION 1 INTRODUCTION

1.1  Establishment.

     Apache Corporation, a Delaware corporation (hereinafter referred to, together with its Affiliated Corporations (as defined below) as the "Company" except where the context otherwise requires), established the Apache Corporation Executive Restricted Stock Plan (formerly known as the Pilot Executive Restricted Plan), effective as of May 2, 2002 (the "Plan").

1.2  Purposes.

     The primary purpose of the Plan is to focus the energies of the Company's executive and regional officers on significantly increasing shareholder wealth by increasing such officers' ownership of the Company's equity. Additional purposes of the Plan include the retention of existing key employees and as an additional inducement in the recruitment of talented personnel in a competitive environment.

                             SECTION 2 DEFINITIONS

2.1  Definitions.

     (a) "AFFILIATED CORPORATION" means any corporation or other entity (including but not limited to a partnership) that is affiliated with Apache Corporation through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) or any successor section(s) of the Internal Revenue Code.

     (b)  "BOARD" means the Board of Directors of the Company.

     (c) "COMMITTEE" means the Stock Option Plan Committee of the Board or such other committee of the Board that is empowered hereunder to administer the Plan. The Committee shall be constituted at all times so as to permit the Plan to be administered by "non-employee directors" (as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended).

     (d) "DEFERRED DELIVERY PLAN" means the Company's Deferred Delivery Plan, as it has been or may be amended from time to time, or any successor plan.

     (e) "DEFERRED RESTRICTED UNITS" means investment units under the Deferred Delivery Plan.

     (f) "ELIGIBLE EMPLOYEES" means executive and regional officers of the Company.

     (g) "FAIR MARKET VALUE" means the closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System ("Composite Tape") for a particular date. If there are no Stock transactions on such date, the Fair

          Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

     (h)  "GRANT" has the meaning set forth in Section 6 hereof.

     (i)  "GRANT AGREEMENT" has the meaning set forth in Section 6 hereof.

     (j) "GRANT DATE" means for any Grant the date specified in the applicable resolutions of the Committee

     (k) "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     (l) "PARTICIPANT" means an Eligible Employee designated by the Committee from time to time during the term of the Plan to receive one or more Grants of Plan Units under the Plan.

     (m) "PLAN UNITS" means investment units, each of which is equivalent in value to one share of Stock.

     (n)  "STOCK" means the $0.625 par value common stock of the Company.

2.2  Headings; Gender and Number.

     The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                         SECTION 3 PLAN ADMINISTRATION

The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, adopt rules and regulations for carrying out the purposes of the Plan, including, without limitation, selecting the Participants from among the Eligible Employees, appointing designees or agents (who need not be members of the Committee or employees of the Company) to assist the Committee with the administration of the Plan, and establishing such other terms and requirements as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Grant Agreement entered into hereunder, in the manner and to the extent it shall deem expedient and the Committee shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations, and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

                       SECTION 4 STOCK SUBJECT TO THE PLAN

4.1  Number of Shares.

     Subject to Sections 4.3 and 6.1 hereof, up to 450,000 shares of Stock (adjusted to 945,000 shares for (i) the Company's five-percent stock dividend, record date March 12, 2003, paid April 2, 2003, and (ii) the Company's two-for-one stock split, record date December 31,

     2003, distributed January 14, 2004) are authorized for issuance under the Plan upon conversion of any Plan Units in accordance with the Plan's terms and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Shares of Stock issued pursuant to the conversion of any Plan Units or related Deferred Restricted Units awarded hereunder shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Plan Units or related Deferred Restricted Units are outstanding retain as authorized and unissued Stock and/or Stock in the Company's treasury, at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2  Other Shares of Stock.

     Any shares of Stock that are subject to issuance upon conversion of a Plan Unit or related Deferred Restricted Unit that expires, is forfeited, is cancelled, or for any reason is terminated, and any shares of Stock that for any other reason are not issued to a Participant or are forfeited shall automatically become available for use under the Plan.

4.3  Certain Adjustments.

     If the Company shall at any time increase or decrease the number of its outstanding shares of Stock (other than by way of issuing Stock in a public or private offering for cash or property) or change in any way the rights and privileges of such shares by means of a dividend or any other distribution upon such shares payable in Stock, or through a split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Stock or a subscription for shares of Stock that has the effect of diluting the Company's capital (hereinafter a "capital restructuring"), then for purposes of determining the entitlement to payments under Section 6, the number of shares of Stock authorized for issuance under this Section 4 shall be equitably and proportionally adjusted to take into account any capital restructuring. Any adjustment under this Section shall be made by the Committee, whose determination with regard thereto, including whether any adjustment is needed, shall be final and binding upon all parties.

                     SECTION 5 REORGANIZATION OR LIQUIDATION

In the event that the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than 20 percent of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of Section 7 hereof do not apply, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Plan Units either (i) make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any holders of such outstanding Plan Units by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated, or otherwise reorganized corporation that will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Participants holding such Plan

Units as a result of such substitution, or (ii) provide that all Plan Units shall become immediately vested and convertible into shares of Stock.

                         SECTION 6 GRANT OF PLAN UNITS

6.1  Grants.

     From time to time each Participant may be awarded one or more grants (each, a "Grant") of Plan Units under this Plan by the Committee. Each Grant shall be composed of a number of Plan Units as may be determined by the Committee in its sole discretion. Each Grant awarded by the Committee shall be evidenced by a written agreement entered into by the Company and the Participant to whom the Grant is awarded (the "Grant Agreement"), which shall contain the terms and conditions set out in this Section 6 (which may be modified in any manner as the Committee shall determine in its sole discretion), as well as such other terms and conditions as the Committee may consider appropriate.

6.2  Grant Agreements.

     Each Grant Agreement entered into by the Company and each Participant shall contain at least the following terms and conditions. In the event of any inconsistency between the provisions of the Plan and any Grant Agreement, the provisions of the Plan shall govern.

     6.2.1 Grant Terms, 2005. Each Grant Agreement made during 2005 - even those made before December 14, 2005 (the date this Plan was retroactively amended) -- shall evidence the Grant of Plan Units and conditionally entitle the Participant to receive the indicated Plan Units which shall vest, subject to Section 6.2.3 below, based on the following schedule:

June 1, 2006   25%
May 4, 2007    25%
May 4, 2008    25%
May 4, 2009    25%

     6.2.2 Grant Terms, 2006 and After. Each Grant Agreement made after December 31, 2005 shall evidence the Grant of Plan Units and conditionally entitle the Participant to receive the indicated Plan Units which shall vest, subject to Section 6.2.3 below, based on the following schedule:

The first day of the month immediately
   following the first anniversary of
   the Grant Date                          25%
The second anniversary of the Grant Date   25%
The third anniversary of the Grant Date    25%
The fourth anniversary of the Grant Date   25%

     6.2.3 Deferral of Vested Units. A Participant may make an election during the month in which the Grant is made to defer all or a portion of the Grant to the Deferred Delivery Plan, subject to the rules and procedures described in the Deferred Delivery Plan. If a Participant elects such a deferral, on the date the deferred Plan Units vest, the Participant's Account in the Deferred Delivery Plan shall be credited with Deferred Restricted Units that equal the value of the deferred Plan Units that vested less any taxes imposed and withheld when vesting occurred. At the time the Participant makes the deferral election, he or she shall also make a payout election with respect to the deferred Plan Units, from among the choices provided in the Deferred Delivery Plan. Plan Units that are not deferred into the Deferred Delivery Plan shall be converted into Stock, and the Participant shall be issued the requisite number of shares, as soon as administratively convenient after vesting occurs.

6.3  Termination of Employment, Death, Disability, etc.

     Except as set forth below, each Grant Agreement shall state that each Grant, the Plan Units received thereunder and the right to receive any shares of Stock or Deferred Restricted Units, thereunder upon vesting of the Plan Units shall be subject to the condition that the Participant has remained an Eligible Employee from the initial award of a Grant until the applicable vesting date as follows:

     (a) If the employment of the Participant is terminated by the Company for cause, all Plan Units, vested and unvested, and any Deferred Restricted Units into which vested Plan Units have been converted shall thereafter be void and forfeited for all purposes.

     (b) If the Participant voluntarily leaves the employment of the Company, or if the employment of the Participant is terminated by the Company other than for cause, the Participant shall be entitled to receive the shares of Stock issueable in accordance with Section 5 or 6.2.3. Such Participant shall not be entitled to any shares of Stock issueable on account of Plan Units that were not vested prior to the effective date of such Participant's leaving the employment of the Company. If the Participant dies before receiving all of the Stock to which he or she is entitled under this Section 6.3(b), such Stock shall be issued to those entitled under the Participant's will or by the laws of descent and distribution.

     (c) If the Participant becomes disabled (as determined pursuant to the Company's Long-Term Disability Plan or any successor plan), while still employed by the Company, the Participant shall be entitled to receive the shares of Stock issueable on account of vested Plan Units in accordance with Section 5 or 6.2.3. Such Participant shall not be entitled to any shares of Stock issueable on account of Plan Units that were not vested prior to the date such Participant's became disabled. If the Participant dies before receiving all of the Stock to which he or she is entitled under this Section 6.3(c), such Stock shall be issued to those entitled under the Participant's will or by the laws of descent and distribution.

     (d) If a Participant dies while still employed by the Company, all unvested Plan Units shall automatically vest and convert into the right to receive Stock, without conversion into Deferred Restricted Units and deferral into the Deferred Delivery Plan, and the shares of Stock issueable for vested Plan Units (including those vested pursuant to this Section 6.3(d)) will be issued in accordance with
          Section 5 or 6.2.3 and shall be made to those entitled under the Participant's will or by the laws of descent and distribution.

6.4  Tax Withholding.

     Each Grant Agreement shall provide that, when the benefits under this Plan become subject to tax, the Participant shall make appropriate arrangements with the Company to provide for the tax withholding required under the Internal Revenue Code and applicable state and local income and other tax laws.

6.5  Stockholder Privileges.

     No Participant shall have any rights as a stockholder with respect to any shares of Stock into which a Plan Unit is convertible until the Participant becomes the holder of record of such Stock.

                          SECTION 7 CHANGE OF CONTROL

7.1  In General.

     In the event of a change of control of the Company, as defined in Section
     7.3 hereof, all unvested Plan Units shall automatically vest. The newly vested Plan Units shall be converted to Stock and the Participant shall be issued the requisite number of shares, after any withholding under Section 6.4, as soon as administratively practicable after the change of control occurs, unless the Participant had elected to defer such Plan Units to the Deferred Delivery Plan pursuant to Section 6.2.3, in which case the Participant's account in the Deferred Delivery Plan shall be credited with Deferred Restricted Units as of the date of the change of control.

7.2  Limitation on Payments.

     If the provisions of this Section 7 would result in the receipt by any Participant of a payment within the meaning of Section 280G or any successor section(s) of the Internal Revenue Code, and the regulations promulgated thereunder, and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 or any successor section(s) of the Internal Revenue Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Participant.

7.3  Definition.

     For purposes of the Plan, a "change of control" shall mean any event specified in the Company's Income Continuance Plan or any successor plan that constitutes a change of control within the meaning of such plan.

                   SECTION 8 RIGHTS OF EMPLOYEES, PARTICIPANTS

8.1  Employment.

     Neither anything contained in the Plan or any Grant Agreement nor the granting of any Plan Units under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, at any time to terminate such employment or to increase or decrease the level of the Participant's compensation from the level in existence at the time of the award of Plan Units.

8.2  Non-Transferability.

     No right or interest of any Participant in a Plan Unit granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in any Plan Unit shall, to the extent provided in Section 6.3 hereof, be transferable by testamentary will or the laws of descent and distribution, and payment of any entitlements due under the Plan shall be made to the Participant's legal representatives, heirs or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

                       SECTION 9 OTHER EMPLOYEE BENEFITS

     The amount of any income deemed to be received by a Participant as a result of the payment upon conversion of a Plan Unit shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

             SECTION 10 PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Committee or the Board may at any time terminate and, from time to time, may amend or modify the Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect any Plan Unit theretofore awarded under the Plan, without the consent of the Participant holding such Plan Unit.

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of the laws (including, but not limited to, tax laws and regulations) of countries other than the United States in which the Company may operate, so as to assure the viability of the benefits of the Plan to Participants employed in such countries.

                         SECTION 11 REQUIREMENTS OF LAW

11.1 Requirements of Law.

     The issuance of shares of Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations, including applicable federal and state securities laws. The Company may require a Participant, as a condition of receiving payment upon conversion of a Plan Unit, to give written assurances in substance and form satisfactory to the Company and its counsel to such effect as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

11.2 Section 16 Requirements.

     If a Participant is an officer or director of the Company within the meaning of Section 16, Grants awarded hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule(s) promulgated under the Securities Exchange Act of 1934, as amended, to qualify the Plan Units for any exemption from the provisions of Section 16 available under such Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant that describes the Grant.

11.3 Governing Law.

     The Plan and all Grant Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Texas.

                         SECTION 12 DURATION OF THE PLAN

The Plan shall terminate at such time as may be determined by the Committee, and no Plan Units shall be awarded after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on May 1, 2012. Plan Units that remain outstanding at the time of the Plan termination shall continue in accordance with the Grant Agreement pertaining to such Plan Units.

Dated: December 14, 2005; Effective as of January 1, 2005

ATTEST:                                 APACHE CORPORATION


/s/ Cheri L. Peper                      By: /s/ Jeffrey M. Bender
-------------------------------------       ------------------------------------
Cheri L. Peper                              Jeffrey M. Bender
Corporate Secretary                         Vice President